UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 570-0438

6991 East Camelback Road Suite D-300

Scottsdale, AZ 85251

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jason Frankovich

On December 20, 2021, Gridiron BioNutrients, Inc. appointed Jason Frankovich as a member of its board of directors.

Mr. Frankovich, age 46, Founder and principal executive of ST Labs, a holding company for innovative biotech companies and cannabis sector companies, where he has oversaw operations and business development since 2012. ST Lab’s portfolio includes:

•	ST BioSciences, a Biotech company designing novel molecules in synthetic schedule 1 space, with a focus on indications with unmet needs such as fibromyalgia, withdrawal and PTSD.

•	ST Brands, a CBD consumer goods company which manages the full supply cycle from concept design to owning actual brick and mortar.

•	ST Therapeutics, a Biotech company with a portfolio of innovative technologies and phase 2 trials focusing on stem cells, and a library of venom and toxin novel molecules.

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ST Agrotech, an agricultural company that focuses on new methods of vertical farming for nutrient dense vegetation. The company also has a vast portfolio of cannabis assets ranging from EUGMP facilities to patents on medicinal plant-based therapies.

From 2008 to 2013, Mr. Frankovich served as partner at Atlas Investments. Atlas was focus was project finance in the Real Estate and development sector. The company financed ground up development projects both domestically and internationally. The projects ranging from hotels, multi family, to community development and commercial strip malls.

Certain Relationships and Related Party Transactions

As previously disclosed, on November 9, 2021, the Company completed its acquisition (the “Acquisition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021 (the “Asset Purchase Agreement”) described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission  on November 8, 2021. As consideration for the Acquisition, the Company issued 19,831,623 shares of the Company’s common stock to STB, which at the closing of the Acquisition represented approximately 70% of the Company’s outstanding shares of common stock on a fully-diluted basis. Mr. Frankovich owns approximately 59% of the issued and outstanding ordinary shares of STB.

In addition, pursuant to the terms of the Asset Purchase Agreement, the Company agreed to appoint Jason Frankovich, the Chairman of STB, to the Board.  Such appointment was completed in compliance with Section 14(f) of the Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: December 21, 2021	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws
Chief Executive Officer

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